Exhibit 99.1

InspireMD Announces CE Mark Approval for CGuard® Prime Embolic Prevention System (EPS) Under European MDR for the Prevention of Stroke

Miami, Florida — June 13, 2025 (GLOBE NEWSWIRE) – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced the company has received CE Mark approval under the European Medical Device Regulation (MDR) for the CGuard® Prime EPS.

CGuard Prime® was developed incorporating extensive user feedback and optimizes deliverability and deployment of the proven CGuard stent. With its proprietary MicroNet™ mesh, CGuard is designed to reduce both early and late embolic events by trapping debris against the vessel wall, preventing plaque prolapse and embolization that can cause stroke.

“Securing CE Mark certification under the EU MDR is a major milestone that demonstrates InspireMD’s commitment to advancing our next generation platforms, regulatory rigor, and execution,” said Marvin Slosman, CEO of InspireMD. “This approval clears the path for the commercial launch of CGuard™ Prime EPS across our current CE marked served markets, taking a pivotal step forward in our growth as a commercial-stage company and further strengthening our leadership in carotid stenting innovation. Additionally, this is the same platform that we intend to launch in the United States later this year, subject to FDA approval, enabling greater scale as we move towards offering a unified platform across our served markets”

About CGuard

The CGuard Embolic Prevention System (EPS) is a novel mesh-covered carotid stent designed to widen narrowed carotid arteries in patients who are at high risk for complications from surgery and need a less invasive treatment and to improve patient safety through sustained embolic protection. CGuard combines the largest open-cell frame of available carotid stents with the smallest mesh pore size, preventing plaque prolapse and embolization through the stent, for lasting protection demonstrated beyond five years.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation, including potential FDA approval and potential U.S. commercial launch. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities; substantial doubt about our ability to continue as a going concern; significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Webb Campbell

Gilmartin Group LLC

webb@gilmartinir.com

investor-relations@inspiremd.com